EXHIBIT 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the transaction between AzurRx Biopharma, Inc. (“AzurRx” or the “Company”), Alpha Merger Sub, Inc. (“Merger Sub”), and Alpha First Wave Bio, LLC and First Wave Bio, Inc. (“First Wave Bio”) to be accounted for as an asset acquisition for accounting purposes. The transaction was accounted for as an asset acquisition in accordance with FASB ASC 805-50 and FASB ASC 350 as the majority of the fair value of the assets acquired was concentrated in a group of similar assets, and the acquired assets did not have outputs or employees.

The following unaudited pro forma condensed combined financial statements are based on AzurRx’s historical financial statements and First Wave Bio’s historical financial statements, as adjusted, to give effect to AzurRx’s asset acquisition of First Wave Bio. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to these transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to these transactions as if they had occurred on June 30, 2021.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had AzurRx and First Wave Bio been a combined company during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with AzurRx’s historical financial statements, which are included in AzurRx’s latest annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021 and the June 30, 2021 results included in AzurRx’s report on Form 10-Q filed with the SEC on August 16, 2021, and First Wave Bio’s historical information included herein.

Except as otherwise indicated, all share and per share information in the following unaudited pro forma condensed combined financial information gives effect to the reverse stock split of AzurRx’s outstanding common stock, which was effected at a ratio of 1-for-10 as of 12:01 a.m. Eastern Time on Monday, September 13, 2021 (the “Reverse Stock Split”). Unless otherwise indicated, preliminary estimates of share and per share information in the following unaudited pro forma condensed combined financial information, after giving effect to the Reverse Stock Split, are subject to revision upon final settlement of the Reverse Stock Split by the Depository Trust and Clearing Corporation and AzurRx’s transfer agent, Colonial Stock Transfer Company, Inc., following the effective date thereof.

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Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

(in thousands, except per share amounts)

			Transaction		Pro Forma
	AzurRx	First Wave Bio	Adjustments	Note 3	Combined

ASSETS
Current assets
Cash and cash equivalents	$8,074	$4,656	$(2,471)	(b)	$6,324
			(3,935)	(c)
Accounts receivable	-	1,250	(1,250)	(g)	-
Prepaid expense and other current assets	541	53	-		594
Total current assets	8,615	5,959	(7,656)		6,918

Property, equipment, and leasehold improvements, net	89	-	-		89

Other assets:
Intangible assets	-	229	(229)	(c)	-
Investment in common stock	-	2,730	(2,730)	(g)	-
Patents, net	2,616	-	-		2,616
Goodwill	1,991	-	-		1,991
Operating lease right-of-use assets	396	-	-		396
Deposits	70	-	-		70
Total other assets	5,073	2,959	(2,959)		5,073
Total assets	$13,777	$8,918	$(10,615)		$12,080

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,644	$471	$(471)	(b)	$20,894
			15,000	(c)
			1,250	(d)
Payable related to license agreement	1,250	-	(1,250)	(g)	-
Accrued dividends payable	231	-	-		231
Note payable	139	-	-		139
Convertible debt	-	2,000	(2,000)	(b)	-
Other current liabilities	190	-	-		190
Total current liabilities	6,454	2,471	12,529		21,454
Other current liabilities	286	-	-		286
Total liabilities	6,740	2,471	12,529		21,740

Commitments and contingencies

Stockholders' equity (deficit)
Common Stock, $0.0001 par value per share	7	-	-	(a)	7
Series B preferred stock, $0.0001 par value per share	-	-	-		-
Series C preferred stock, $0.0001 par value per share	-	-	-		-
Additional paid-in-capital	120,586	9,381	-	(a)	121,856
			(9,381)	(c)
			4,000	(c)
			(2,730)
Accumulated deficit	(112,331)	(2,934)	2,934	(c)	(134,278)
			(20,372)	(c)
			(325)	(c)
			(1,250)	(d)
Accumulated other comprehensive loss	(1,225)	-	-		(1,225)
Total stockholders' equity (deficit)	7,037	6,447	(27,124)		(13,640)
Total liabilities and stockholders' equity	$13,777	$8,918	$(10,615)		$12,080

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Pro Forma Condensed Combined Statement of Operations — Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

			Transaction		Pro Forma
	AzurRx	First Wave Bio	Adjustments	Note 3	Combined

Operating expenses:
Research and development	8,164	-	-		8,164
Research and development - licensed acquired	-	-	-		-
General and administrative	9,327	1,593	-		10,920
Total operating expenses	17,491	1,593	-		19,084
Loss from operations	(17,491)	(1,593)	-		(19,084)

Other income:
Interest expense	(8)	(40)	40	(e)	(8)
Other income	2	29	-		31
Foreign exchange loss	-	(31)	-		(31)
Unrealized loss on investment in common stock	-	(299)	299	(g)	-
Change in fair value of liability	532	-	-		532
Total other (income)/expense	526	(341)	339		524
Net loss	$(16,965)	$(1,934)	$339		$(18,560)
Deemed dividend on preferred stock issuances	(4,507)	-	-		(4,507)
Deemed dividend on preferred stock exchanges	(21,008)	-	-		(21,008)
Preferred stock dividends	(231)	-	-		(231)
Net loss applicable to common shareholders	$(42,711)	$(1,934)	$339		$(44,306)

Net loss per share:
Basic and diluted	$(6.39)				$(2.54)
Weighted average number of shares	6,679,918		624,025	(f)	7,303,943

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Pro Forma Condensed Combined Statement of Operations — Year Ended December 31, 2020

(in thousands, except share and per share amounts)

			Transaction		Pro Forma
	AzurRx	First Wave Bio	Adjustments	Note 3	Combined

Net revenues	$-	$13,250	$(13,250)	(g)	$-

Operating expenses:
Research and development	5,888	-	-		5,888
Research and development - license acquired	13,250	-	20,372	(c)
			(13,250)	(g)	20,372
General and administrative	7,295	4,110	325	(c)	12,980
			1,250	(d)
Total operating expenses	26,433	4,110	8,697		39,240
Loss from operations	(26,433)	9,140	(21,947)		(39,240)

Other income:
Interest expense	(5,840)	(79)	79	(e)	(5,840)
Interest income	1	-	-		1
Foreign exchange loss	-	(40)	-		(40)
Other	-	17	-		17
Gain on settlement	211	-	-		211
Loss on debt extinguishment	(610)	-	-		(610)
Total other (income)/expense	(6,238)	(102)	79		(6,261)
Loss before income taxes	(32,671)	9,038	(21,868)		(45,501)
Income tax expense	-	2	-		2
Net loss	$(32,671)	$9,036	$(21,868)		$(45,503)
Deemed dividend on preferred stock	(8,155)	-	-		(8,155)
Preferred stock dividends	(906)	-	-		(906)
Net loss applicable to common shareholders	$(41,732)	$9,036	$(21,868)		$(54,564)

Net loss applicable to common shareholders
Basic and diluted	$(11.49)				$(13.12)
Weighted average number of shares	2,843,629		624,025	(f)	3,467,654

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Notes to the Unaudited Pro Forma Condensed

Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. In accordance with Release No. 33-10786, the unaudited condensed combined pro forma balance sheet and statements of operations reflect transaction accounting adjustments, as well as other adjustments deemed to be directly related to the transaction, irrespective of whether or not such adjustment is deemed to be recurring.

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of AzurRx and First Wave Bio.

For the purposes of the unaudited pro forma combined financial information, the accounting policies of AzurRx and First Wave Bio are aligned with no differences. Accordingly, no effect has been provided for the pro forma adjustments described in Note 3, “Pro forma adjustments.”

The attached proforma gives effect to the 10-for-1 reverse stock split that was also effective on the Closing Date.

Description of Transaction

On September 13, 2021, AzurRx, Alpha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AzurRx (“Merger Sub”), First Wave Bio, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the stockholders and option holders of First Wave Bio (the “Stockholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company acquired First Wave Bio through the merger of Merger Sub with and into First Wave Bio (the “Merger”), with First Wave Bio surviving the merger as the surviving entity (the “Surviving Corporation”). The Merger closed on September 13, 2021 (the “Closing Date”). From and after the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased and the Surviving Corporation continued its existence under the laws of the State of Delaware and became a wholly owned subsidiary of the Company.

As a result of the Merger, each share of First Wave Bio common stock, par value $0.0001 per share (“First Wave Bio Common Stock”), options to purchase First Wave Common Stock (“First Wave Bio Options”), First Wave Bio restricted stock units, First Wave Bio Series A Preferred Stock, par value $0.0001 per share, and First Wave Bio Series B Preferred Stock, par value $0.0001 per share, outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable pro rata share of an aggregate of approximately $22.0 million worth of consideration, consisting of (i) approximately $18.0 million in cash, approximately $3.0 million of which is due on the Closing Date (as adjusted for First Wave Bio’s cash and cash equivalents, outstanding indebtedness, transaction expenses and the aggregate exercise price of First Wave Bio Options outstanding immediately prior to the Closing Date), $8.0 million of which is payable within 45 days of the Closing Date, and $7.0 million of which is payable by March 31, 2022, and (ii) 624,025 shares of common stock (the “Common Stock Consideration”) of the Company, par value $0.0001 per share (the “Common Stock”), based on a value of $4.0 million divided by $6.41 per share, as adjusted for the Company’s previously disclosed 10-for-1 reverse stock split that was also effective on the Closing Date.

Pursuant to the Merger Agreement, Stockholders are also entitled to the applicable pro rata share of each Milestone Payment, if any, as defined in the Merger Agreement, in an aggregate amount of up to $207.0 million, contingent upon the achievement of specified development, regulatory and sales goals for the use of First Wave Bio’s proprietary formulations of niclosamide in the treatment of COVID, Immune Checkpoint Inhibitor-Associated Colitis and ulcerative colitis, and Crohn’s disease, ulcerative proctitis and/or ulcerative proctosigmoiditis (“IBD”). All Milestone Payments will be payable in cash, provided that 25% of the Milestone Payments attributable to IBD will be payable, at the Company’s option, in Common Stock. In addition, Stockholders are entitled to 10% of certain specified revenue received by the Company from any third party with a pre-existing niclosamide development program relating to COVID.

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As a result of the Merger, as of the Closing Date, the License Agreement, dated December 31, 2020, previously entered into between the Company and First Wave Bio will terminate. Under the License Agreement, First Wave Bio granted the Company a worldwide, exclusive right to develop, manufacture, and commercialize First Wave Bio’s proprietary immediate release and enema formulations of niclosamide for the fields of treating ICI-AC and COVID-19 in humans.

Common Stock Consideration and the shares of Common Stock, if any, issued as Milestone Payments, are subject to customary registration rights, and the Company shall use commercially reasonable efforts to file a registration statement registering such shares of Common Stock promptly after December 31, 2021.

Accounting for the Transaction

AzurRx has concluded that the transaction will be accounted for as an asset acquisition in accordance with FASB ASC 805-50 and FASB ASC 350 as the majority of the fair value of the assets acquired was concentrated in a group of similar assets, and the acquired assets did not have outputs or employees. The assets acquired had not yet received regulatory approval, the $20.0 million purchase price for First Wave Bio’s intangible assets will be expensed in the Company’s statement of operations on the consummation of the transaction. In addition, the potential milestone payments are not yet considered probable, and no milestone payments have been accrued in this pro forma financial statement at June 30, 2021.

Note 2 — Preliminary purchase price allocation

The following is the preliminary estimate of the fair value assets acquired and the liabilities assumed by AzurRx in the merger, reconciled to the purchase price transferred (in thousands):

Cash and cash equivalents	$2,185
Prepaid expense and other current assets	53
Research and development - license acquired	20,372
Legal expenses	325
Total consideration	$22,935

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Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)

Represents the issuance of 624,025 shares of AzurRx and its effect on the common stock (par value of $0.0001 per share) and additional paid in capital accounts (in thousands). The 624,025 shares of common stock  priced at $6.41 equals the $4.0 million in common stock consideration.

	Common	Additional
	Shares	Paid in Capital

Issuance of 624,025 shares	$-	$-

(b)	Represents the pay-off of all of First Wave Bio’s liabilities.

Accounts payable and accrued expenses	$471
Convertible debt	2,000
Pay-off of all liabilities	$2,471

(c)

Represents the elimination of the historical equity of First Wave Bio’s equity and the initial allocation of excess purchase price to research and development expense – license acquired and legal expenses to general and administrative expenses, as follows (in thousands):

Total consideration	$22,935	(**)
Additional paid-in-capital	(9,381)
Accumulated deficit	2,934
Elimination of AzuRx common stock	2,730
Elimination of payable/receivable for license	1,250
Write-off of intangibles	229
Legal expenses	(325)
Research and development expense	$20,372

______________

(**)

Consideration of $22.9 million represents 1) the upfront cash payment of $3.9 million ($3.0 million payment with contractual adjustments), 2) common stock consideration of $4.0 million, 3) second cash payment of $8.0 million (payable with 45 days after closing) and 4) third cash payment of $7.0 million (payable by March 31, 2022).

(d)

Reflects an adjustment of approximately $1.25 million for the estimated transaction costs for both AzurRx and First Wave Bio, such as adviser fees, legal and accounting expenses that were not incurred as of June 30, 2021.

(e)	Represents the elimination of convertible debt interest on First Wave Bio.

(f)	Represents the increase in the weighted average shares due to the issuance of an estimated 624,025 shares of common stock in connection with the Merger.

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(g)	Represents the elimination of:

•	$1.250 million license payable/receivable between AzurRx and First Wave Bio as of June 30, 2021;

•	$13.25 million related to the fair value of the license (recorded as research and development - license acquired by AzurRx and revenue by First Wave Bio) during the year ended December 31, 2021; and

•	the elimination of AzurRx common stock as of June 30, 2021 and related unrealized loss of $0.3 million recorded during he six months ended June 30, 2021.

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